This document prepared by and
after recording return to:
Grubb & Ellis Healthcare REIT II, Inc.
1551 North Tustin Avenue Suite 300
Santa Ana, California 92705
Attn: Danny Prosky

GRANTEE’S AFFIDAVIT:
I certify under penalty of false swearing that the legally correct amount of documentary stamps has been placed on this instrument.
Exempt or no consideration paid if none shown

G&E HC REIT II Bryant MOB, LLC
c/o Grubb & Ellis Healthcare REIT II, Inc.
1551 North Tustin Avenue Suite 300
Santa Ana, California 92705

Grantee or Agent’s Signature: /s/ Danny Prosky

SPECIAL WARRANTY DEED

KNOW ALL BY THESE PRESENTS:

THAT BRYANT MOB MEDICAL COMPLEX, LLC, GRANTOR, a Delaware limited liability company, with an address of 839 N. Jefferson Street, Suite 600, Milwaukee, Wisconsin, 53202, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, paid by G&E HC REIT II BRYANT MOB, LLC, GRANTEE, a Delaware limited liability company, having an address of 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705 GRANTEE, the receipt and sufficiency of which are hereby acknowledged does hereby GRANT, BARGAIN, SELL, and CONVEY, unto GRANTEE and its successors and assigns, all right, title and interest in the real property being in the City of Bryant, Saline County, Arkansas which is legally described on Exhibit A attached hereto and made a part hereof (collectively the “Property”);

TO HAVE AND TO HOLD the Property in fee simple unto its successors and assigns forever, unto GRANTEE, and unto GRANTEE’s successors and assigns forever.

AND SAID GRANTOR does hereby bind itself and its successors to WARRANT AND DEFEND all and singular title to the Property unto GRANTEE and its successors and assigns against the lawful claims of any persons claiming by, through or under GRANTOR, but not otherwise, subject, however, to those matters of record as of the date hereof and those listed on Exhibit B attached hereto and made a part hereof.

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IN WITNESS WHEREOF, Grantor has caused this instrument to be executed and effective as of the 26th day of May, 2011.

BRYANT MOB MEDICAL COMPLEX, LLC, a Delaware limited liability company
By its Manager:
Landmark Healthcare Properties Fund, LLC, a Delaware series limited liability company, on behalf of its Bryant MOB Series
By its sole Member:
Landmark Healthcare Companies LLC, a Delaware limited liability company
By: /s/ Nicholas F. Checota
Nicholas F. Checota President

ACKNOWLEDGMENT

State of Wisconsin

County of Milwaukee

On this 24th day of May, 2011, before me, Stephen Elliott, a Notary Public duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Nicholas F. Checota (being the person authorized by said limited liability company to execute such instrument, stating his respective capacity in that behalf), to me personally well known, who stated that he was the President of Landmark Healthcare Companies LLC, the Sole Member of Landmark Healthcare Properties Fund, LLC, on behalf of its Bryant MOB series, the Manager of Bryant MOB Medical Complex, LLC, a Delaware limited liability company, and was duly authorized in such capacity to execute the foregoing instruments for and in the name and behalf of said limited liability company, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 24th day of May, 2011.

/s/ Stephan Elliott
Stephen Elliott
Notary Public, State of Wisconsin
My Commission Is Permanent